    As filed with the Securities and Exchange Commission on August 20, 2001
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              WOLVERINE TUBE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                             63-0970812
      (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
       Incorporation or Organization)

                       200 CLINTON AVENUE WEST, SUITE 1000
                            HUNTSVILLE, ALABAMA 35801
          (Address, Including Zip Code, of Principal Executive Offices)
                                 ---------------

                              WOLVERINE TUBE, INC.
                  2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full Title of the Plan)
                                 ---------------

                             JOHANN R. MANNING, JR.
           SENIOR VICE PRESIDENT, HUMAN RESOURCES AND GENERAL COUNSEL
                       200 CLINTON AVENUE WEST, SUITE 1000
                            HUNTSVILLE, ALABAMA 35801
                     (Name and Address of Agent for Service)

                                 (256) 580-3960
          (Telephone Number, Including Area Code, of Agent for Service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

========================================================================
                                     PROPOSED    PROPOSED
                                     MAXIMUM      MAXIMUM
    Title of           AMOUNT        OFFERING    AGGREGATE    AMOUNT OF
   Securities           TO BE       PRICE PER    OFFERING   REGISTRATION
     To Be          REGISTERED(1)    SHARE(2)      PRICE         FEE
   Registered
------------------------------------------------------------------------

 Common Stock,        250,000         $14.73    $3,682,500       $921
par value $0.01
========================================================================

         (1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered in this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.
         (2) Pursuant to Rule 457 of the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the common stock of Wolverine Tube, Inc. on August 16, 2001, as reported on the New York Stock Exchange.

================================================================================

                                     PART I

                                EXPLANATORY NOTE

         Wolverine Tube, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 250,000 shares of common stock, $0.01 par value per share (the "Common Stock"), to be offered or sold pursuant to the terms and conditions of the 2001 Stock Option Plan for Outside Directors of the Registrant (the "Plan").

         A prospectus meeting the requirements of Part I of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the periods ended April 1, 2001 and July 1, 2001;

         (3) The Registrant's Current Reports on Form 8-K filed February 5, 2001, March 2, 2001, and May 1, 2001; and

         (4) The description of the Registrant's common stock included in the Registration Statement on Form 8-A, filed with the Commission on July 7, 1993 (which incorporates by reference the description of the Registrant's common stock set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration No. 33-65148) with an effective date of August 12, 1993, including amendments thereto), as supplemented by the rights registered in the Registration Statement on Form 8-A filed with the Commission on February 22, 1996.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

         Article Ninth of the Registrant's Restated Certificate of Incorporation and Bylaws 33 and 34 of the Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its existing directors and intends to enter into similar agreements with certain of its officers and any director elected to the board in the future. These agreements establish contractual rights for the officers and directors to be indemnified by the Registrant to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index on Page 6.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntsville, State of Alabama, on this the 15th day of August, 2001.

                                             WOLVERINE TUBE, INC.


                                             By:  /s/ DENNIS J. HOROWITZ
                                                  ------------------------------
                                                  Dennis J. Horowitz
                                                  Chairman, President and
                                                  Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis J. Horowitz, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                                       DATE
-----------------------------------------------------------------------------------------------------



/s/   DENNIS J. HOROWITZ               Chairman, President, Chief                  August 15, 2001
------------------------------         Executive Officer and Director
      Dennis J. Horowitz               (Principal Executive Officer)


/s/   JAMES E. DEASON                  Executive Vice President, Chief             August 15, 2001
------------------------------         Financial Officer, Secretary and
      James E. Deason                  Director (Principal Financial Officer
                                       and Principal Accounting Officer)


/s/   JAN K. VER HAGEN                 Director                                    August 15, 2001
------------------------------
      Jan K. Ver Hagen


/s/   W. BARNES HAUPTFUHRER            Director                                    August 15, 2001
------------------------------
      W. Barnes Hauptfuhrer


/s/   THOMAS P. EVANS                  Director                                    August 15, 2001
------------------------------
      Thomas P. Evans


/s/   JOHN L. DUNCAN                   Director                                    August 15, 2001
------------------------------
      John L. Duncan


/s/   CHRIS A. DAVIS                   Director                                    August 15, 2001
------------------------------
      Chris A. Davis

/s/   GAIL O. NEUMAN                   Director                                    August 15, 2001
------------------------------
Gail O. Neuman

                                  EXHIBIT INDEX

Exhibit                                          Description
-------                                          -----------

4.1               Restated Certificate of Incorporation of the Registrant, as amended through May 1, 1998 (incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q for the period ended July 4, 1998,
                  Exhibit 3.1).

4.2               By-laws of the Registrant, as amended (incorporated by reference to the
                  Registrant's Quarterly Report on Form 10-Q for the period ended
                  September 27, 1997, Exhibit 3.2).

4.3               Rights Agreement, dated as of February 13, 1996, between the Registrant and Society National Bank, as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A, filed on
                  February 22, 1996, Exhibit 4.1).

4.4               2001 Stock Option Plan for Outside Directors of Wolverine Tube, Inc.

5.1               Opinion of Balch & Bingham LLP, regarding the legality of the securities being issued.

23.1              Consent of Ernst & Young LLP, independent auditors.

23.2              Consent of Balch & Bingham LLP (included in Exhibit 5.1).

24.1              Power of Attorney of the Officers and Directors of the Registrant
                  (contained within signature page).


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